Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Zai Lab Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, $0.000006 par value per share (1)	457(h)	38,563,500(3)	$3.1745	$122,419,830.75	0.0000927	$11,348.32

Total Offering Amounts					$122,419,830.75		$11,348.32
Total Fee Offsets							—
Net Fee Due							$11,348.32

(1)

These shares may be represented by the Registrant’s American depositary shares (“ADS”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional Ordinary Shares as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(3)

Represents 38,563,500 Ordinary Shares that were automatically added to the shares authorized for issuance under the registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) pursuant to an “evergreen” provision contained in the 2017 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2018 through January 1, 2027, the number of Ordinary Shares available for issuance under the 2017 Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the registrant’s Ordinary Shares as of the close of business on the immediately preceding December 31st or the number of shares determined by the Registrant’s board of directors. These shares may be represented by the Registrant’s ADS. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low prices of the registrant’s ADSs as reported by the NASDAQ Global Market on May 6, 2022, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $35.41 and $28.08, respectively. One of the registrant’s ADSs represents ten Ordinary Shares.